Exhibit 99.2

675 Bering Dr. Suite 400
Houston, Texas 77057
713-830-9600
Fax 713-830-9696

CONTACT:	William George
Chief Financial Officer
(713) 830-9600

FOR IMMEDIATE RELEASE

 COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — April 29, 2015 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors declared a quarterly dividend of $0.06 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on May 25, 2015 to stockholders of record at the close of business on May 14, 2015.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 90 locations in 85 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.